Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 18, 2025 relating to the financial statements of Boyd Group Services Inc. included in Exhibit 4.2 to this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Winnipeg, Canada

October 29, 2025